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                                                                   Exhibit 10.20





                                                  January 12, 2000





Mr. Armando M. Codina
Chairman
Codina Group, Inc.
Two Alhambra Plaza, PH2
Coral Gables, FL 33134

Dear Armando:

                  This will confirm the following agreement relating to the deferral of, and payment of, your directors' fees in 2000:

                  1. All directors' fees and retainers ("Fees") payable to you in connection with your service on the boards of directors (including committees of such boards) of AMR Corporation and American Airlines, Inc. for the period January 1, 2000, through December 31, 2000, will be deferred and paid to you in accordance with the following:

                  2. Fees will be converted to Stock Equivalent Units in accordance with the Directors' Stock Equivalent Purchase Plan, a copy of which is attached hereto as Exhibit A.

                  3. On or before January 31, 2010, all the Stock Equivalent Units will be converted to cash and paid to you by multiplying the number of Stock Equivalent Units as of December 31, 2009, by the arithmetic mean of the high and low of AMR stock ("fair market value") during December 2009.

                  4. AMR's obligation to make payments pursuant to paragraph 3 hereof will not be released or modified by reason of your death. In such event, the number of Stock Equivalent Units as of your date of death will be multiplied by the fair market value of AMR stock during the calendar month immediately preceding your death, and the amount paid to Margarita Codina.




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                  If the foregoing is satisfactory to you, please indicate by signing one of the originals (two are enclosed) and returning it to me.

                                                 Very truly yours,




                                                 Charles D. MarLett
                                                 Corporate Secretary




Accepted and agreed:




-----------------------------------------
Armando M. Codina





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Date